UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report (Date of earliest event reported): May 21, 2015

PLEXUS CORP.
________________________________________________________________________
(Exact name of registrant as specified in its charter)
Wisconsin             001-14423                 39-1344447
(State or other jurisdiction             (Commission             (I.R.S. Employer
of incorporation)                File Number)             Identification No.)
One Plexus Way, Neenah, Wisconsin                  54957
(Address of principal executive offices)             (Zip Code)
Registrant’s telephone number, including area code:
(920) 969-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2015, the Board of Directors of Plexus Corp. (the “Company”) amended and restated the Company’s bylaws (the “Bylaws”) primarily: (i) to remove provisions related to the eligibility for continued service of directors elected prior to the Company’s 1997 Annual Meeting from Section 3.02 because such provisions no longer apply (eligibility provisions for directors elected after that time continue to apply); (ii) to explicitly provide that the officers of the Company may include a chief operating officer and a chief financial officer in Section 4.01, and to include descriptions of such positions in Sections 4.07 and 4.08; and (iii) to allow the Chairman of the Board, if one is appointed, to be an executive officer or a non-executive officer position in Section 4.04.

The full text of the Company’s Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A marked copy of the Bylaws, which shows the amendments, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is also incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.        Description

3.1	Amended and Restated Bylaws of the Company, adopted May 21, 2015.

99.1	Marked copy of Amended and Restated Bylaws of the Company.

* * * * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2015                PLEXUS CORP.
(Registrant)

By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Plexus Corp.
Exhibit Index to Form 8-K

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Plexus Corp., adopted May 21, 2015.
99.1	Marked copy of Amended and Restated Bylaws of Plexus Corp.

Exhibit 3.1

Exhibit 99.1